UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):    June 7, 2005

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577890

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314)621-0699

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On June 7, 2005 the shareholders of Bakers Footwear Group, Inc. (the “Company”) approved the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “Plan”). The principal provisions of the Plan are as follows:

The purpose of the Plan is to create an incentive for executive, managerial and other salaried employees, as well as consultants and directors, to remain with the Company, to work for the achievement of the Company’s strategic objectives and to further align their interests with those of the Company. The compensation committee of the board of directors (the “Committee”) will administer the Plan which permits the granting of a variety of stock-based awards.

Awards under the Plan may be made in the form of performance shares, restricted stock and other stock-based awards which may be earned by achieving performance objectives, service requirements and/or other criteria as determined by the Committee. The Committee will have plenary authority to determine to whom and the times at which awards will be made under the Plan. The Committee will have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms and provisions of the awards granted under the Plan. The Committee will determine what consideration, if any, the Company will receive under the awards.

The number of performance shares, restricted shares or shares granted under other stock-based awards, which may be issued under the Plan, may not exceed 250,000 shares of common stock, par value $0.0001 per share (which number shall be adjusted to reflect any subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of our common stock). In the event an award of shares related to performance share awards or restricted stock awards is canceled, forfeited, terminated or otherwise expires due to termination of a participant’s employment, failure to meet performance objectives, or for any other reason, the Committee may again use such shares for the granting of subsequent awards.

The number of shares with respect to which performance shares may be granted to any individual during any performance period may not exceed one hundred thousand (100,000) shares, subject to the anti-dilution provisions provided in the Plan. The number of shares with respect to which restricted shares or shares granted under other stock-based awards may be granted to any individual during any year may not exceed one hundred thousand (100,000) shares of each type of award, subject to the anti-dilution provisions provided in the Plan.

The Plan may be terminated at any time and amended by the Committee; provided that no amendment shall be made without the approval of the shareholders if such amendment would modify the requirements as to eligibility for participation in the Plan or if such amendment requires shareholder approval under applicable law or rule. The Plan will terminate on March 10, 2015, but performance share awards, restricted stock awards or other stock-based awards outstanding at the termination of the Plan will continue in accordance with their terms and will not be affected by such termination.

Performance Share Awards

An award of performance shares represents the right of the participant to receive shares of common stock (or equivalent value) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee and need not be the same for all participants. The performance objectives may include any of the measures listed below or any other measure, or multiple measures, the Committee may adopt.

Payment under the performance share awards will be contingent upon the achievement of performance objectives established by the Committee. Each performance program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. The Committee may provide a minimum performance target and may provide for payment on a reduced scale if the targeted objective is not achieved but the minimum performance target is met or exceeded.

Participation in a specific performance program and the terms of the corresponding performance share award will be specified in a notice of award delivered to the participant at the time of granting the award. Participants may be awarded performance shares in any one or more of the performance programs. The number of shares per award and the award frequency will be determined at the discretion of the Committee. In determining the participants in any performance program, the Committee may take into account such factors as the Committee deems relevant, including but not limited to, in its discretion, the participant’s level of responsibility, job performance, level and types of compensation, and number of shares of common stock owned by the participant. The Committee may determine terms and conditions for any performance program or performance share award, including vesting conditions, in the payment of performance share awards following the end of a performance period. The Committee may require participants to own shares of common stock as the Committee may determine to be appropriate, and may require the participant to provide proof of such ownership and to report any changes in that ownership during the performance period.

The Committee, in its discretion, may amend or modify the terms of any program or any performance share award so long as the total distributions does not exceed the number of shares reserved under the Plan, as specified above.

The amount which a participant will be entitled to receive following the performance period will be determined by the Committee based upon whether the targeted performance objectives were met and, if applicable, whether any minimum performance target is met and the percentage or amount by which such performance target has been met.

Distributions may be made in shares of common stock (which may include stock with restrictions attached), or equivalent value of such common stock in cash, in the Committee’s discretion, but the aggregate number of shares of common stock issued under the Plan may not exceed the number specified above.

Unless otherwise determined by the Committee, in order to receive distribution of performance share awards, or payment in respect of such awards, a participant must be employed by the Company or a subsidiary on the expiration of the performance period and must have been continuously employed by the Company or a subsidiary from the time of the performance share award, except for leaves of absence which are approved by the Committee. The Committee in its discretion may make full, pro-rata, or no share distributions to a participant in the event of retirement or termination of employment due to death, disability or otherwise. If termination is on account of death, the Committee may make any distribution it authorizes to the participant’s surviving spouse, heirs or estate.

Restricted Stock Awards

The Committee may grant participants restricted stock awards, including but not limited to awards of shares of performance-accelerated restricted stock. The terms and conditions of such awards, including restrictions on transfer or the ability of the participant to make elections with respect to taxation of the award without the consent of the Committee, will be determined by the Committee.

Participants holding restricted stock awards will be entitled to receive dividends payable on, and to vote, the restricted shares covered by any restricted stock award, unless otherwise provided in the restricted stock award.

Unless otherwise provided in the restricted stock award, the restricted shares will be automatically forfeited by a participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the vesting of the restricted shares. However, the Committee, in its discretion may vest such restricted shares in full, pro-rata or not at all in the event of a participant’s retirement or termination of employment due to death, disability or otherwise. If termination is on account of death, the Committee may vest the restricted shares in the participant’s surviving spouse, heirs or estate in such portion or no portion as the Committee determines.

Unless otherwise provided or allowed by the Committee, prior to the vesting of a restricted stock award, the Company or its designee may hold the restricted shares covered by such award, and such restricted shares may not be sold, exchanged, gifted, transferred or hypothecated in any manner.

Other Stock-Based Awards

The Committee may from time to time grant other stock-based awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in common stock, stock units, securities convertible into common stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable agreement for, the terms and conditions of such other stock-based awards. The Committee may, in its sole discretion, direct the Company to issue shares of common stock in respect of other stock-based awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

Performance Criteria.

The performance criteria for performance share awards, restricted stock awards and other stock-based awards made to any “covered employee” (as defined in section 162(m) of the Internal Revenue Code), and which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Internal Revenue Code), will consist of objective tests based on one or more of the following criteria: earnings; sales; sales growth; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits or income; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on average assets; return on invested capital; return on gross assets; cash flow return on investment; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation; total shareholder return; economic value added; economic profit; sales growth percents; cash flow growth year over year; return on total capital, or any combination of the above. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. The Committee may make adjustments to the awards as a result of stock dividends, stock splits, reverse stock splits and similar items.

The foregoing description of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is incorporated by reference to the Company’s 2005 Proxy Statement dated April 27, 2005, Appendix A and filed as Exhibit 10.1 hereto.

Item 2.02.      Results of Operations and Financial Condition.

On June 7, 2005, Bakers Footwear Group, Inc. (the “Company”) issued a press release announcing earnings and operating results for the first quarter ended April 30, 2005. The Company previously disclosed that it had changed its fiscal year to a standard retail calendar. The press release also reports earnings and operating results for the four week transition period ended January 29, 2005 required to transition to the Company’s new fiscal year. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

The information provided in Item 7.01 of this Current Report of Form 8-K is hereby incorporated into this Item 2.02 by reference.

Item 7.01.      Regulation FD Disclosure.

On June 8, 2005, certain members of the Company’s management team held a conference call. A copy of the conference call transcript is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The conference call was broadly accessible to the public by dial-in conference call and by web cast.

Item 9.01      Financial Statements and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Bakers Footwear Group, Inc. 2005 Proxy Statement dated April 27, 2005, Appendix A).
99.1	Press release dated June 7, 2005
99.2	Transcript of conference call held June 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: June 10, 2005	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Chief Financial Officer, Vice President-Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Bakers Footwear Group, Inc. 2005 Proxy Statement dated April 27, 2005, Appendix A).
99.1	Press release dated June 7, 2005
99.2	Transcript of conference call held June 8, 2005